SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     Form 8-K

                                  Current Report

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934



               Date of Report: August 17, 2000 Commission file number: 0-16214

                                  ALBANY INTERNATIONAL CORP.
                                  --------------------------
                  (Exact name of registrant as specified in its charter)



         Delaware                                           14-0462060
         --------                                           ----------
(State or other jurisdiction of            (IRS Employer Identification Number)
 incorporation or organization)

1373 Broadway, Albany, New York                             12204
-------------------------------                             -----
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:     518-445-2200
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Item 5.           Other Event
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Albany International Corp. is filing herewith a press release as Exhibit 99.1 which is incorporated herein by reference.

Item 7.           Financial Statements and Exhibits
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Exhibit No.                Description
-----------                -----------

     99.1                  Press Release

                                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                                   ALBANY INTERNATIONAL CORP.
                                                   --------------------------
                                                          (Registrant)


Date:  August 17, 2000


                                                   By /s/ Michael C. Nahl
                                                   ----------------------
                                                      Michael C. Nahl
                                                      Sr. Vice President and
                                                      Chief Financial Officer

                                                   Exhibit 99.1

                                                   Press Release

                                        For additional information contact
                                        Kenneth C. Pulver
                                        Vice President Corporate Communications
                                        (518) 445-2214

FOR IMMEDIATE RELEASE

         ALBANY INTERNATIONAL ANNOUNCES EXECUTIVE CHANGES

         Albany, New York, August 16, 2000 --- Francis L. McKone, Chairman and Chief Executive Officer of Albany International Corp. (NYSE/PSE:AIN) today informed Albany's Board of Directors of his decision to retire at the time of the Company's annual meeting of stockholders in May 2001. To facilitate the top management transition, Mr. McKone recommended to the Board that Frank R. Schmeler, President and Chief Operating Officer of the Company,be appointed Chief Executive Officer, effective October 1, 2000. At a meeting today, the Board elected Mr. Schmeler President and Chief Executive Officer effective on that date. Mr. McKone will remain as Chairman of the Board until his retirement in May 2001.
         Commenting on the Board's action, Mr. McKone said that he had previously given the Company's directors an indication of his intentions and of his full confidence in Mr. Schmeler's ability to assume the role of Chief Executive Officer. Mr. McKone noted that he has worked closely with Mr. Schmeler over a very extended period and that Mr. Schmeler has been closely involved in all of the major developments affecting the Company in recent years.
         "Frank Schmeler is a talented and experienced executive with a broad knowledge of Albany International and of the paper and paper machine clothing industries," Mr. McKone
                                                      (more)

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                                                       - 2 -
stated. "I know that he is deeply devoted to the interests of Albany International's employees and shareholders, and I am confident that he will provide strong leadership to the Company."
         Mr. Schmeler expressed his gratitude to Mr. McKone and the Board of Directors for their confidence. He praised the valuable contributions that Mr. McKone has made in the course of his 36-year career with the Company, and especially since he assumed the role of President in 1984. "During an extremely difficult period in the paper machine clothing industry, Frank McKone has guided the Company wisely and well, maintaining and enhancing its position as the world's preeminent manufacturer of paper machine clothing," he said. "I am personally grateful that I have had the opportunity to work together with Frank for so many years and our close relationship should make the management transition a smooth one."
         Francis L. McKone joined Albany International in 1964, was appointed Vice President and General Manager of Canadian operations in 1972, and assumed responsibility for worldwide manufacturing operations in 1981. He became a Director and President in 1984, Chief Executive Officer in 1993, and Chairman of the Board in 1998. He is 66 years old.
         Frank R. Schmeler also joined the Company in 1964. He was appointed a Vice President in 1979 when he became General Manager of Albany International Canada. In 1984 he was appointed Vice President and General Manager for U.S. Press Fabrics. He was elected a Director, Executive Vice President and Chief Operating Officer in 1997, and President in 1998. He is 61 years old.
         Albany International is the world's largest producer of paper machine clothing and high performance doors with manufacturing plants in 15 countries and sales worldwide. Additional information about the Company's businesses and products is available at www.albint.com.
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